UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2017

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848
(Address of principal executive offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 20, 2017, the shareholders of Peoples Financial Services Corp. (the “Company”) approved the Peoples Financial Services Corp. 2017 Equity Incentive Plan (the “Plan”), which was submitted to the shareholders for approval at the 2017 annual meeting of shareholders of the Company.

The Plan authorizes the issuance of up to 100,000 shares of the Company’s common stock, subject to adjustment in certain circumstances described in the Plan, pursuant to the grant of the following equity-based and cash-based incentive awards to participants: stock options, stock appreciation rights, restricted stock, restricted stock units, cash awards and performance awards.  Each award is subject to the terms and conditions set forth in the Plan and to any other terms and conditions specified and memorialized in a written award agreement.  Any of the Company’s employees, directors, consultants, and other service providers, or those of its affiliates, are eligible to participate in the Plan and may be selected to receive an award, provided, that only employees are eligible to receive incentive stock options.

The Plan vests broad powers in a committee to administer and interpret the Plan.  The Company’s board of directors has designated the compensation committee to administer the Plan.  Except when limited by the terms of the Plan, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award.  In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting awards to one or more of the Company’s officers, subject to certain limitations and provided applicable law so permits.

The board of directors may amend, alter or discontinue the Plan and the compensation committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission.  In addition, any amendments seeking to increase the total number of shares reserved for issuance under the Plan or modifying the classes of participants eligible to receive awards under the Plan will require ratification by the Company’s shareholders in accordance with applicable law.

The Company’s definitive proxy statement dated April 4, 2017 contains additional information about the Plan.  A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of shareholders of the Company was held on May 20, 2017.  At the annual meeting, the shareholders of the Company voted to elect four directors to the Company’s board of directors, each to serve until the 2020 annual meeting of shareholders and until his successor has been selected and qualified; to approve, on an advisory basis, the compensation of the Company’s named executive officers; and to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan.

The names of each director elected at the annual meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
James G. Keisling	4,378,418	211,318	0
Ronald G. Kukuchka	4,391,558	198,178	0
Robert W. Naismith, Ph.D.	4,339,145	250,591	0
George H. Stover, Jr.	4,525,547	64,189	0

As to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
4,178,378	222,827	188,531	0

As to the vote to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
4,133,286	300,973	155,477	0

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Peoples Financial Services Corp. 2017 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/ Craig W. Best
Craig W. Best
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 23, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Peoples Financial Services Corp. 2017 Equity Incentive Plan